DEFINITIVE SCHEDULE 14A
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |   Preliminary Proxy Statement         |_|   Confidential, for Use of the
                                                Commission Only (as permitted by
|X|   Definitive Proxy Statement                Rule 14a-6(e)(2))

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to (section)240.14a-12

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                               335 Connie Crescent
                        Concord, Ontario, Canada L4K 5R2


May 24, 2005

Dear Stockholder,

         You are cordially invited to attend Environmental Solutions Worldwide's Annual Meeting of Stockholders on Thursday June 23rd, 2005. The meeting will begin promptly at 11:00A.M. local time at the Renaissance Parque, 2800 Highway #7 West, Concord, Ontario, Canada L4K 1W8 the phone number is (905)669-4365.

         The official Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 2004 Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Annual Meeting of Stockholders are described in detail in the Proxy Statement.

         Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to either complete, sign and date the enclosed proxy card and return it in the accompanying envelope or if you own shares in street name vote your shares using the telephone or over the internet and if you are a shareholder of record vote your shares by fax, as soon as possible so that your stock may be represented at the meeting.

         If you plan to attend the meeting in person, kindly mark your proxy card in the appropriate box or email us at eswagm@cleanerfuture.com. I look forward to seeing you at our annual meeting.


                                                              Sincerely,



                                                              Nitin Amersey
                                                              Chairman

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                               335 Connie Crescent
                        Concord, Ontario, Canada L4K 5R2
                                 (905) 695-4142

                    Notice of Annual Meeting of Stockholders
                            To Be Held June 23, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Environmental Solutions Worldwide, Inc. (the "Company") will be held at Renaissance Parque, 2800 Highway #7 West, Concord, Ontario, Canada L4K 1W8 on June 23, 2005, at 11 a.m. (the "Meeting"), for the following purposes:

      (1) To elect five (5) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

      (2) To ratify the appointment of Mintz & Partners, LLP as the independent registered public accountants for the Company's fiscal year ending December 31, 2005.

      (3) To ratify and approve the Board of Directors' resolution to increase the authorized number of stock options under the Company's 2002 Stock Option Plan from 1,000,000 shares to 5,000,000 shares.

      (4) To ratify and approve the Board of Directors' resolution to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 125,000,000 shares of common stock.

      (5) To approve the Board of Directors resolution to amend the Articles of Incorporation to authorize a class of preferred stock.

      (6) Such other business as may be properly brought before the meeting or any adjournments thereof.

Only those shareholders who were shareholders of record at the close of business on May 20, 2005 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

May 24, 2004                             By Order of the Board of Directors
Concord, Ontario                         ----------------------------------

                                         /s/ NITIN AMERSEY
                                         ----------------------------------
                                         Nitin Amersey
                                         Chairman of the Board

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2005

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Environmental Solutions Worldwide, Inc. ("ESW" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Renaissance Parque, 2800 Highway #7 West, Concord, Ontario, Canada L4K 1W8 on Thursday June 23, 2005 at 11:00 am and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about May 26, 2005. The Company's 2004 Annual Report to its stockholders on form 10-KSB, filed electronically (EDGAR System) with the Securities and Exchange Commission ("SEC") on March 31, 2005 is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. In addition to solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation and no solicitation is planned beyond the foregoing. The Company will request brokers and nominees who hold stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

The principal executive offices of the Company are located at 335 Connie Crescent, Concord, Ontario, Canada L4K 5R2. The telephone number is (905) 695-4142.

OUTSTANDING SHARES AND VOTING RIGHTS

The only security entitled to vote at the Annual Meeting is the Company's common stock, par value $0.001 per share (the "Common Stock"). The Board of Directors has fixed May 20, 2005 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At May 20, 2005 there were 52,577,784 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. In accordance with the Company's Amended Articles of Incorporation and By-laws, one-third of the shares of Common Stock outstanding and entitled to vote, which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. In accordance with the Amended Articles of Incorporation of the Company, provided a quorum of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of the proposals one, two and three presented to Stockholders is required for approval of the agenda items. Proposals four and five will require approval of a majority of shares issued and outstanding as of the record date.

                          QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1. WHAT IS A PROXY?

         It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our current directors standing for re-election as proxies for the 2005 Annual Meeting of Shareowners. These directors are Nitin M. Amersey, David J. Johnson and Bengt G. Odner.

2. WHAT IS A PROXY STATEMENT?

         It is a document that the Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Nitin M. Amersey, David J. Johnson and Bengt G. Odner, as proxies to vote on your behalf.

3. WHAT IS THE DIFFERENCE BETWEEN A SHAREOWNER OF RECORD AND A SHAREOWNER WHO HOLDS STOCK IN STREET NAME?

         If your shares are registered in your name, you are a shareowner of record.

         If your shares are held in the name of your broker or bank, your shares are held in street name.

4. HOW DO I GET AN ADMISSION CARD TO ATTEND THE MEETING?

         If you are a shareowner of record, your admission card is your proxy card. You will need to bring it or a copy of it with you to the meeting.

         If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; HOWEVER, YOU WILL NOT BE ABLE TO VOTE YOUR SHARES AT THE MEETING WITHOUT A LEGAL PROXY (DESCRIBED IN QUESTION 5). Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

         You will also need to bring a photo ID to gain admission.

5. HOW CAN I VOTE AT THE MEETING IF I OWN SHARES IN STREET NAME?

         You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures as described in Question 4 to gain admission to the meeting.

6. WHAT DIFFERENT METHODS CAN I USE TO VOTE?

         BY WRITTEN PROXY. All shareowners can vote by written proxy card.

         IN PERSON. All shareowners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 5).

         If you own shares in street name you may also vote via the Internet and telephone, as noted on the proxy card.

         If you are a shareholder of record, you may also vote via fax as noted on the proxy card.

7. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

         The record date for the 2005 Annual Meeting of Shareowners is May 20, 2005. The record date is established by the Board as required by Florida law. Owners of record of Common Stock at the close of business on the record date are entitled to:

         (a) receive notice of the meeting, and

         (b) vote at the meeting and any adjournments or postponements of the meeting.

8. HOW CAN I REVOKE A PROXY?

         Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

         (a) giving written notice to the Office of the Secretary of the Company,

         (b) delivering a later-dated proxy, or

         (c) voting in person at the meeting (unless they are street name holders without a legal proxy, as described in question 5).

9. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

         We will hold the votes of all shareowners in confidence from directors, officers and employees except:

         (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

         (b) in case of a contested proxy solicitation,

         (c) if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management, or

         (d) to allow the independent inspectors of election to certify the results of the vote. We may retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

10. WHAT ARE MY VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

         In the vote on the election of five Director nominees to serve until the next Annual Meeting of Shareowners, shareowners may:

         (a) vote in favor of all nominees,

         (b) withhold votes as to all nominees, or

         (c) withhold votes as to a specific nominee.

         The Board recommends a vote FOR each of the nominees.

11. WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF MINTZ & PARTNERS, LLP. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND WHAT VOTE IS NEEDED TO RATIFY THE APPOINTMENT?

         In the vote on the ratification of the appointment of Mintz & Partners, LLP. as independent auditors, shareowners may:

         (a) vote in favor of the ratification,

         (b) vote against the ratification, or

         (c) abstain from voting on the ratification.

         The proposal to ratify the appointment of Mintz & Partners LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

         The Board recommends a vote FOR this proposal.

12. WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE INCREASE IN SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S 2002 STOCK OPTION PLAN, AND WHAT VOTE IS NEEDED TO RATIFY THE PROPOSAL?

         In the vote on the ratification of the increase in shares of common stock available for issuance under the Company's 2002 Stock Option Plan, shareowners may:

         (a) vote in favor of the ratification,

         (b) vote against the ratification, or

         (c) abstain from voting on the ratification.

         The proposal to ratify the increase in shares available for issuance under the 2002 Stock Option Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

         The Board recommends a vote FOR this proposal.

13. WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE AND WHAT VOTE IS NEEDED TO RATIFY THE PROPOSAL?

         In the vote on the proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock available for issuance from treasury, shareowners may:

         (a) vote in favor of the proposal,

         (b) vote against the proposal, or

         (c) abstain from voting on the proposal.

         The proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock will require approval by a majority of shares of Common Stock as of the record date for the annual meeting.

         The Board recommends a vote FOR this proposal.

14. WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK?

         In the vote on the proposal to amend the Articles of Incorporation to authorize a class of preferred stock, shareowners may:

         (a) vote in favor of the proposal,

         (b) vote against the proposal, or

         (c) abstain from voting on the proposal.

         The proposal to amend the Articles of Incorporation to authorize a class of preferred stock will require approval by a majority of shares of Common Stock as of the record date for the annual meeting.

         The Board recommends a vote FOR this proposal.

15. WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

         Shareowners should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Mintz & Partners LLP as independent registered auditors, FOR an increase in the authorized shares under the Company's 2002 Stock Option Plan, FOR an amendment to the Articles of Incorporation increasing the number of authorized shares of common stock and FOR an amendment to the Articles of Incorporation authorizing a class of preferred stock.

16. HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

         Abstentions and broker non-votes will be counted towards determining whether a quorum is present but will not be included in vote totals.

17. DOES THE COMPANY HAVE A POLICY ABOUT DIRECTORS' ATTENDANCE AT THE ANNUAL MEETING OF SHAREOWNERS?

         The Company does not have a policy about Directors' attendance at the Annual Meeting of Shareowners. All of the Directors attended the Company's last Annual Meeting of Shareowners.

18.  HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

         We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names. Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

The Board of Directors of the Company proposes that the Company's directors standing for re-election as well as the new director nominees be elected as directors and serve until the next Annual Meeting of the Stockholders and continue until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the persons standing for election named below.

Certain information concerning the directors, director nominees and the executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director, director nominee and executive officer's ownership of voting securities of the Company appears in "Securities Ownership of Certain Beneficial Owners and Management" below.

    NAME                            POSITION                     DIRECTOR SINCE
    ----                            --------                     --------------
Nitin M. Amersey              Non-Executive Chairman,             January 2003
David J. Johnson              Chief Executive Officer,            September 2000
                              President and Director
Bengt G. Odner                Director                            September 2000
Joey Schwartz                 Chief Financial Officer             Nominee
Stan Kolaric                  Chief Operating Officer             Nominee

INDIVIDUALS STANDING FOR ELECTION

NITIN M. AMERSEY, age 53, has over thirty years of experience in international trade, marketing and corporate management. Mr. Amersey was elected as a director in November 2002 and was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004. Mr. Amersey has served as a member of the Company's board since January 2003. He has successfully developed and implemented corporate strategic and financial plans for a wide variety of companies. Since 1978, Mr. Amersey has been President of Scothalls Limited, a general trading agency firm. Mr. Amersey has served as President of Circle Tex Corp., a web site development and management firm since 2001. From 1988 to 2000, he was Chairman and CEO of The Caribbean Sea Island Cotton Company Ltd. He is also a partner of Amersey Damoder, a raw cotton merchant firm, located in Bombay, India. Mr. Amersey is also Chairman of Door to Door Settlement Services Inc., a real estate notary firm. Mr. Amersey is Chairman and CEO of Ugomedia Interactive Corp., an Over the Counter Bulletin Board company. Mr. Amersey has a Masters of Business Administration degree from the University of Rochester, Rochester, N. Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio.

DAVID J. JOHNSON, age 43, served as the Company's Chief Operating Officer from August 2000 through November 2001 and served as Senior Vice President of Sales and Marketing from November 2001 until May 2004. Mr. Johnson was elected as a director in September 2000. In addition to serving as a director, On May 1, 2004 he was appointed as the Interim Chief Executive Officer and president and was subsequently appointed President, CEO, and acting Chief Financial Officer in December 2004. From 1989 to 1999, Mr. Johnson was a strategy and marketing consultant to National Warehousing, Inc. Toronto, Ontario. Mr. Johnson attended Tollgate Tech. Secondary, Mohawk Collage and Devry Institute of Technologies.

BENGT G. ODNER, age 52, has served as a director of the Company since September 2000. He served as the Company's Chairman from September 2000 through October 2002. Mr. Odner has also served as the Company's Chief Executive Officer from August 1999 to September 2000 and as interim Chief Executive Officer from February 2002 to July 2002. Mr. Odner was a director of Crystal Fund Ltd., a Bermuda mutual fund, and was a director of Crystal Fund Managers, Ltd. from 1996 until January 2003. From 1990 through 1995, Mr. Odner was the Chairman of Altus Nord AB, a property holding company specializing in Scandinavian properties and a wholly owned subsidiary of Credit Lyonais Bank Paris. Mr. Odner holds a masters degree in Business Administration from Babson College.

JOEY SCHWARTZ, age 45, has 23 years experience in financial management, business strategy development and Marketing. Mr. Schwartz was appointed as Chief Financial Officer of the Company effective May 23, 2005. Prior to that Mr. Schwartz has served in various consulting positions involving organizational development, corporate compliance, legal affairs and finance for the Company and it's wholly owned subsidiary ESW Canada, Inc. Mr. Schwartz served as a Senior Vice President of ESW Canada, and Chief Financial Officer, during various periods from February 2001 to February 2003 and currently from September 2004 where he directed all financial affairs of the Company's subsidiary including financial planning, tax, treasury and risk management. Prior to his association with the Company and its subsidiary, Mr. Schwartz consulted for several companies in different industries including Identicam Systems Canada Ltd., which was recently acquired under the GE Infrastructure security group of companies. He was President and strategic partner of Empereau Manufacturing, for over 18 years, a manufacturing company supplying products to the commercial specification and construction industry as well as government procurement. Mr. Schwartz graduated on the dean's honor roll from York University where he received a Bachelor of Arts Degree in Economics and Mathematics.


STAN KOLARIC, age 57, was appointed as Chief Operating Officer of the Company effective May 23, 2005. Prior to that Mr. Kolaric served as a consultant to the Company and it's wholly owned subsidiary ESW Canada Inc. since September 2004. Over the past thirty years, Mr. Kolaric has worked with BIC Incorporated as the Engineering Manager for North America from 1972 to 1984, Sommerville Belkin Group (currently Cascade Inc.) as their Engineering-Operation Manager from 1984 to 1996 and Thermo Tech Technologies (TTRIF) as Vice-President of Engineering 1996 to 1997. Mr. Kolaric successfully managed many key projects from the design and development stage through construction and manufacturing, including design and start up of a new facilities in Mexico City for BIC Inc. Mr. Kolaric's also managed the relocation and setup of a new 350,000 sq. ft. production facility for Sommerville Belkin in Mississauga Ontario and was responsible for designing Thermo Tech Technologies, "Thermo Master Plan", equipment and systems which recycled organic waste into commercial products. Since 1997 Mr. Kolaric has consulted with various companies. He currently is a director of IBL Structural Steel, Inc. Mr. Kolaric graduated from the University of Ljubljana with Master Degree of Science and Mechanics.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2004, there were eight meetings of the board of directors, of which all Directors attended at least 85% of the meetings. The Company's board of directors has recently adopted a code of ethics intended to promote ethical conduct by all those acting on behalf of the Company. The code of ethics is appended to this proxy as Exhibit I.

The Company presently does not have audit or compensation committees, but rather has its current independent directors serve in such capacity. The Company is exploring reconstituting the committees. The proposed audit committee would be responsible for making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The audit proposed committee would also review the Company's financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The proposed compensation committee would be responsible for reviewing and approving all compensation packages given to employees and consultants. The compensation committee would also oversee the administration of the Company stock option plan.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                                                                                       UNDERLYING
                                                         ANNUAL      OTHER       STOCK      OTHER      SECURITIES
                                      YEAR    SALARY      BONUS   COMPENSATION   AWARDS  COMPENSATION    OPTIONS
-----------------------------------------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION

David Johnson (1)                     2004   $150,000    $3,125     $17,538                              600,000
Director, Chief Executive Officer,
President and Acting
Chief Financial Officer               2003   $ 72,000    $   --     $   300                              150,000
                                      2002   $ 72,000    $   --     $    --

Robert R. Marino (2)                  2004   $150,000    $3,125     $ 7,325                              150,000
 Vice President                       2003   $ 75,000    $   --     $   300                              150,000
 Director                             2002   $ 75,000    $   --     $    --

Bengt Odner (3)                       2004   $     --    $   --     $    --                              850,000
                                      2003   $     --    $   --     $    --                               50,000
                                      2002   $     --    $   --     $    --

1 Mr. Johnson initially received consulting fees. He subsequently became a full time employee of the Company's wholly owned subsidiary, ESW Canada, Inc. and was paid at the annual rate of $72,000. He also received options for 150,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In 2001 Mr. Johnson received 350,000 options at a per share exercise price of $0.50 of which 100,000 lapsed. In August 2004, Mr. Johnson also received options for 600,000 shares with a per share exercise price of $0.50 (fair-market value on the date of grant). The options expire five years from issuance.

2 Prior to becoming a member of the Company's Board of Directors and an Executive Officer, Mr. Marino had been issued certain restricted shares of common stock and options from the Company in connection with the sale of certain assets acquired by the Company. In January 2001, Mr. Marino received a total of 1,000,000 restricted shares of common stock. Additionally, he was granted 500,000 contingent options exercisable at $0.01 per share that have been exercised. Prior to 2002, Mr. Marino served as a consultant to the Company under a consulting agreement, which provided for annual compensation of $75,000 and allowed Mr. Marino to acquire 500,000 shares of common stock at $0.01 per share. In fiscal 2002, Mr. Marino became a full time employee of the Company's subsidiary, ESW America, Inc. and continues to be paid compensation at the current rate of $150,000 per annum. Mr. Marino also received options for 150,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In August 2004, Mr. Marino was granted options for 150,000 shares with a per share exercise price of $0.50. (fair-market value on the date of grant). The options expire five years from issuance. Mr. Marino has chosen not to stand for re-election to the Company's Board of Directors. Mr. Marino does not have any disputes or disagreements with the Company and its business practices or policy.

3 Mr. Odner, a prior consultant and officer and current Director of the Company previously received reimbursement ranging from $6,000 to $8,500 monthly for verified expenses incurred on behalf of the Company. He also was granted options for 50,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In August 2004, Mr. Odner was granted options for 850,000 shares of common stock with a per share exercise price of $0.50. (fair-market value on the date of grant). The options expire five years from issuance.

Note that the foregoing table does not include the Company's former Chief Executive Officer and President Mr. John Donohoe who resigned from his position as Chief Executive Officer, President, Interim Chief Financial Officer and as a member of the Company's Board of Directors on April 30, 2004. Upon Mr. Donohoe's resignation, any options that he was not vested in lapsed. Mr. Donohoe resigned from his positions without any dispute or disagreement with the Company and its business practices or policies. Mr Donohoe received compensation of $75,240 in 2004. He entered into an employment contract with the Company as of September 10, 2003; which, in addition to salary and bonus, provided for the issuance of 2,000,000 stock options with an exercise price of $0.66 (110% of the fair-market value on the date of grant) and vested 1/3 on the effective date, 1/3 on the first anniversary of the effective date of the agreement and the balance on the second anniversary with said options expiring five years from the date of award, and 500,000 incentive stock options with an exercise price of $0.66 which vest only upon the Company achieving two consecutive quarters of at least $50,000 pre-tax profit during the term of the agreement. Mr. Donohue also was granted options for 150,000 shares from the Company's 2002 Stock Option Plan with an exercise price of $0.27. The options granted under the Company's 2002 Stock Option Plan expire ten years from the date of issuance and vest over three years. Of the preceding options, only 666,667 options exercisable at $0.66 are currently vested, the balance have lapsed or have been cancelled with the resignation of Mr. Donohoe. In addition, in May, 2004, the Company awarded 50,000 options to Mr. Donohoe to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation.

EMPLOYMENT AGREEMENTS

Effective September 10, 2003, the Company entered into Employment Agreements with Robert R. Marino, Vice President and Technical Director of Research and Development and David J. Johnson, Senior Vice President of Sales and Business Development of the Company for a period of two (2) years and twenty (20) days from the effective date. Messrs. Marino and Johnson were paid a base salary of $150,000 in accordance with the Company's payroll practices. Additionally, Messrs. Marino and Johnson are entitled to a vehicle allowance of $6,000 annually. Mr. Johnson was appointed interim President and Chief Executive Officer in May 2004, and was subsequently appointed President, Chief Executive Officer, and acting Chief Financial Officer in December 2004.

APPOINTMENT/ RESIGNATION OF OFFICERS AND DIRECTORS

Effective the close of business April 30, 2004, John A. Donohoe, Jr. resigned from his position as Chief Executive Officer, President, Interim Chief Financial Officer and as a member of the Company's Board of Directors to pursue other business opportunities. Mr. Donohoe resigned from his positions without any dispute or disagreement with the Company and its business practices or policies.

On May 3, 2004 the Company appointed David J. Johnson as its Interim President and Chief Executive Officer and Nitin M. Amersey as its Interim Chairman of its Board of Directors. Both appointments were effective May 1, 2004. Subsequently in December 2004, Mr. Johnson was appointed President, Chief Executive Officer and acting Chief Financial Officer and Mr. Amersey was appointed Chairman of the Board.

On July 12, 2004 Messrs. Barry Gross and William Sifer tendered their resignations from the Board of Directors. Neither Mr. Gross nor Mr. Sifer had any disputes or disagreements with the Company and its business practices or policies.

On May 23, 2005 Mr. Joey Schwartz was appointed Chief Financial Officer of the Company and Mr. Stan Kolaric was appointed Chief Operating Officer of the Company.

OPTION GRANTS DURING FISCAL 2004

In May, 2004, the Company awarded 50,000 options to its former Chairman, President and Chief Executive Officer to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation as a director and executive officer of the Company.

In August 2004 the board of directors approved the aggregate award of 1,750,000 stock options to two (2) executive officer/directors and two (2) outside directors. The options had immediate vesting with an exercise price of $0.50 per share (fair market value on date of grant)and expire five years from the date of grant.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------
       NAME           NUMBER OF     PERCENT OF TOTAL    EXERCISE OR    EXPIRATION DATE
                     SECURITIES      OPTIONS/SAR'S      BASE PRICE
                     UNDERLIYING       GRANTED TO         ($/SH)
                    OPTIONS/SAR'S     EMPLOYEES IN
                     GRANTED (#)      FISCAL YEAR
-----------------------------------------------------------------------------------
David J. Johnson       600,000           22.64%            $0.50       August 11, 2009
Robert R. Marino       150,000            5.66%            $0.50       August 11, 2009
Bengt Odner            850,000           32.07%            $0.50       August 11, 2009
Nitin Amersey          150,000            5.66%            $0.50       August 11, 2009
John Donohoe*           50,000            1.88%            $0.50       August 20, 2009
--------------------------------------------------------------------------------------

* DENOTES OPTIONS GRANTED TO MR. DONOHOE AS A CONSULTANT FOLLOWING HIS RESIGNATION AS AN OFFICER AND DIRECTOR.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                              NUMBER OF SHARES             VALUE OF UNEXERCISED
                  ACQUIRED     VALUE         UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                ON EXERCISE   REALIZED      AT DECEMBER 31, 2004         AT DECEMBER 31, 2004 (1)
NAME                  #           $      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
David Johnson        --          --        900,000       100,000          $9,500         $19,000
Bengt Odner          --          --        866,667        33,332          $3,166          $6,333
Nitin Amersey        --          --        166,667        33,332          $3,166          $6,333
Robert Marino        --          --        200,000       100,000          $9,500         $19,000
William Sifer*       --          --         50,000                        $9,500
Barry Gross*         --          --         50,000                        $9,500
John Donohoe*        --          --        716,667                          $500

* DENOTES A FORMER DIRECTOR OR EXECUTIVE OFFICER WHO RESIGNED DURING FISCAL YEAR 2004

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as quoted on the Over-The-Counter Bulletin Board on December 31, 2004 and the exercise price of the options.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

The Company does not presently compensate its directors for their attendance at meetings of the Board of Directors, however, non-management directors are reimbursed for verifiable expenses incurred during the course of service to the board and/or Company provided said expenses are approved by the Company.

THE 2002 STOCK OPTION PLAN

The 2002 Stock Option Plan currently has 1,000,000 shares of common stock $0.001 par value authorized and approved by shareholders. The Plan was approved by shareholders at the Company's annual meeting of shareholders held November 19, 2002. The 2002 Stock Option Plan is the successor plan to the 2000 Nonqualified Stock Option Plan. All stock options outstanding under the 2000 Nonqualified Stock Option Plan remain in effect according to their terms and conditions (including vesting requirements). Under the 2002 Stock Option Plan, the compensation committee or board may grant equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, and other performance-related or non-restricted stock awards. The selection of participants in the 2002 Plan, the determination of the award vehicles to be utilized and the number of stock options or shares subject to an award are determined by the committee or board, in its sole discretion, within the approved allocation of shares. The committee or board shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 2002 Plan. The Plan permits the Company to provide its employees with incentive compensation opportunities which are motivational and which afford the most favorable tax and accounting treatments to the Company. The exercise price of any incentive stock options granted under the 2002 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. Any nonqualified options granted under the 2002 Plan shall not be less than the fair market value of the stock as of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. John A. Donohoe, Jr., the Company's former Chairman, Chief Executive Officer, and President, is the owner of JADCO Enterprises, Inc., a personal holding company. JADCO, in turn, owns Sterling Limousine and Sterling Specialties, which have provided services to the Company during fiscal years 2003 and 2004 During the fiscal years ended December 31, 2003 and 2004, the Company paid $29,288 and $8,741 respectively to JADCO for office and secretarial services and $4,124 and $400 respectively to Sterling Limousine for transportation services provided on behalf of the Company.

Mr. Bengt G. Odner a member of the Company's Board of Directors was a director of Crystal Fund Ltd. a Bermuda Mutual Fund until his resignation in January 2003. Crystal Fund holds 625,000 shares of the Company's common stock. Additionally, Mr. Odner, as an outside Director, receives reimbursement for expenses incurred on behalf of the Company. Mr. Odner has disclaimed any beneficial ownership to the shares held by Crystal Fund Ltd.

In August 2004 the Company issued a $1.25 Million unsecured subordinated promissory note to AB Odnia, an entity that is affiliated with Mr. Odner, a director of the Company. AB Odnia subsequently converted its unsecured subordinated promissory note to a $1.25 million convertible debenture, in September 2004 as a part of the $6.1 million in convertible debentures issued by the Company.

As a part of the Company's Unit Private Placement in November, 2002, Mr. Robert
R. Marino, a director, converted $35,000 in monies owed him into units under the placement whereby each unit had a subscription price of $0.17 with each unit comprised of one share of common stock and one warrant to purchase a one half a share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period.

In October 2002, Mr. Odner, a current director of the Company and Mr. Donohoe a former officer and director, converted certain loans and advances, specifically $204,000 and $200,000 respectively made by them to the Company into units under the Company's 2002 Unit Private Placement whereby each unit had a subscription price of $0.17 and each unit is comprised of one share of common stock and one warrant to purchase a one half share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period.

Also in October 2002, Mr. Barry Gross and Mr. William Sifer, who subsequently were elected to the Board and assumed membership on the Board of the Company from January 2003 through July, 2004, purchased 220,588 and 236,000 units under the Company's Unit Private Placement, respectively at the unit subscription price of $0.17, and received 220,588 and 236,000 warrants respectively to purchase a one half share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period.

Mr. Amersey the Company's Chairman of the Board is the owner of Langford Business Services LLC, a company that is party to a sales representative agreement dated March 15, 2002, with the Company's wholly owned subsidiary, ESW Canada, Inc. whereby Langford and its subagent, Hudson Engineering Industries Pvt. Ltd. (Bombay), also owned by Mr. Amersey and his family, serve as ESW Canada's exclusive representative in India for the sale and after sale support of certain products of the Company in India. To date, no sales transactions have taken place under the agreement between ESW Canada and Langford.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (1) the copies of Section 16(a) reports that the company received from such persons for their 2004 fiscal year transactions, the company believes there has been compliance with all Section 16
(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the best knowledge of the Company, as of March 17, 2005, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive, (3) beneficial ownership of shares of common stock of the Company by all directors, director nominees and officers as a group.

Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

Based upon the aggregate of all shares of common stock issued and outstanding as of March 17, 2005 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.

                                   SHARES OF                         TOTAL           % OF
                                    COMMON         OPTIONS/        BENEFICIAL     COMMON STOCK
NAME OF BENEFICIAL OWNER             STOCK           OTHER        OWNERSHIP(1)     OUTSTANDING

Nitin M. Amersey, Chairman           375,000       166,667(2)        541,667           1.07%
 335 Connie Crescent
 Concord, ON L4K 5R2

David Johnson, Director                   --       900,000(3)        900,000           1.76%
 335 Connie Crescent
 Concord, ON L4K 5R2

Robert R. Marino, Director         1,105,882       302,941(4)      1,408,823           2.79%
 132 Penn Avenue
 Telford, PA 18969

Bengt Odner, Director              1,426,470     4,579,902(5)      6,006,372(6)       10.96%
 335 Connie Crescent
 Concord, ON L4K 5R2

Joey Schwartz,                        10,000       400,000(16)       410,000           0.81%
Chief Financial Officer and
Director Nominee
 335 Connie Crescent
 Concord, ON L4K 5R2

Stan Kolaric                          20,000       150,000(17)       170,000           0.34%
Chief Operation Officer and
Director Nominee
 335 Connie Crescent
 Concord, ON L4K 5R2

Black Family 1997 Trust (7)        1,500,000     5,000,000(15)     6,500,000           11.8%
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black (8)                    150,000     7,900,000         8,050,000          14.02%
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (10)         517,648       333,823(9)        851,471           1.73%
 11/30/92 FBO Alexander Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (11)         517,648       333,823(9)        851,471           1.73%
 11/30/92 FBO Benjamin Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (12)         517,648       333,823(9)        851,471           1.73%
 11/30/92 FBO Joshua Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (13)         517,648       333,823(9)        851,471           1.73%
 11/30/92 FBO Victoria Black
 1301 Avenue of the Americas
 New York, NY 10019

Robert C. Fanch(14)                1,926,470     3,088,235         5,014,705           9.41%

All current directors and          2,937,352     6,499,510         9,436,862          16.64%
 executive officers as a group

(1) On the basis of 50,224,843 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of March 31,2005.
(2) Includes options to purchase 16,667 shares of common stock at $0.27 per share expiring August 6, 2013 and options to purchase 150,000 shares of common stock at $0.50 per share expiring August 11, 2009.
(3) Includes 250,000 options exercisable at $0.50, which expire May 1, 2006. Also includes options to purchase 50,000 shares of common stock at $0.27 per share expiring August 6, 2013. Also includes options to purchase 600,000 shares of common stock at $0.50 per share expiring August 11, 2009
(4) Includes 102,941 shares of common stock underlying 205,882 warrant shares. Two warrants are exercisable for one share of common stock. Warrants can only be exercised in even lots for full shares for an exercise price of $0.30 per share. Warrants are exercisable for a period of three years and expire October 10, 2005. Also includes options to purchase 50,000 shares of common stock at $0.27 per share expiring August 6, 2013. Also includes options to purchase 150,000 shares of common stock at $0.50 per share expiring August 11, 2009
(5) Includes 588,235 shares of common stock underlying 1,176,470 warrant shares. Two warrants are exercisable for one share of common stock. Warrants can only be exercised in even lots for full shares for an exercise price of $0.30 per share. Warrants are exercisable for a period of three years and expire October 10, 2005. Also includes options to purchase 16,667 shares of common stock at $0.27 per share expiring August 6, 2013. Also includes options to purchase 850,000 shares of common stock at $0.50 per share expiring August 11, 2009. Includes
        625.000 shares of common stock issuable upon the exercise of warrants, and 2,500,000 shares of common stock issuable upon conversion of convertible debentures.
(6) The shares listed as beneficially owned by Mr. Odner exclude 625,000 shares held by Crystal Fund Ltd., a Bermuda mutual fund, of which Mr. Odner was a director. Mr. Odner disclaims any beneficial ownership and has represented that he does not take any role in the Crystal Funds investment in the Company.
(7) Includes shares and warrants owned by Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which beneficial ownership is disclaimed.
(8) Includes shares and warrants owned by Black Family 1997 Trust, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black which the beneficial ownership is disclaimed.
(9)     Warrants to purchase 333,823 shares of common stock.
(10) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which beneficial ownership is disclaimed.
(11) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which beneficial ownership is disclaimed.
(12) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which beneficial ownership is disclaimed.
(13) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black and Leon D. Black Trust UAD 11/30/92 FBO Joshua Black for which beneficial ownership is disclaimed.
(14)    Includes (i) 750,000 shares of Common Stock beneficially owned by Robert
        C. Fanch., (ii) 1,176,470 shares of Common Stock directly beneficially owned by Robert C. Fanch Revocable Trust ("Trust"), a trust of which Robert C. Fanch is the trustee and beneficiary, (iii) 1,088,235 shares of Common Stock issuable upon the exercise of warrants directly beneficially owned by Trust and(iv) 2,000,000 shares of Common Stock issuable upon conversion of convertible debentures directly beneficially owned by Trust
(15) Includes 1,000,000 shares of Common Stock issuable upon the exercise of warrants, and 4,000,000 shares of Common Stock issuable upon conversion of convertible debentures.
(16) Includes 250,000 options exercisable at $0.50, which expire May 4, 2006 and 150,000 options exercisable at $0.50 which expire December 1, 2009.
(17)    Includes 150,000 options exercisable at $0.50 which expire December 1,
        2009.

COMMON STOCK PERFORMANCE

As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The company has selected the NASDAQ Composite Index (U. S.) for the S & P Auto Parts & Equipment Index for stock performance comparison. The chart reflects the NASDAQ index from the period from which the Company's stock commenced trading.

PERFORMANCE GRAPH

The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 1, 2000, along with the composite prices of companies listed in the NASDAQ Composite Index and the Dow Jones US Total Auto Parts Index.

                                                           S&P AUTO
              ESW                   NASDAQ       NASDAQ      PARTS     S&P AUTO
 Date       Return        ESW       Return     COMPOSITE     RETURN      PARTS

Dec-99                  100.00                   100.00                 100.00
Mar-00       50.00%     150.00       12.35%      112.35       2.15%     102.15
Jun-00      -58.33%      62.50      -13.05%       97.69     -14.73%      87.10
Sep-00       40.00%      87.50       -7.80%       90.07       2.30%      89.11
Dec-00      -58.91%      35.95      -33.04%       60.31     -14.13%      76.52
Mar-01       21.70%      43.75      -25.42%       44.98      13.94%      87.18
Jun-01      -40.57%      26.00       17.92%       53.04      16.52%     101.58
Sep-01      -38.46%      16.00      -30.61%       36.80     -22.65%      78.57
Dec-01       21.88%      19.50       29.98%       47.84      17.37%      92.22
Mar-02       -2.56%      19.00       -5.25%       45.33      22.29%     112.78
Jun-02      -50.00%       9.50      -20.29%       36.13      -7.50%     104.32
Sep-02      -50.00%       4.75      -19.76%       28.99     -15.58%      88.07
Dec-02       15.79%       5.50       14.08%       33.07      -5.88%      82.89
Mar-03      145.45%      13.50        0.60%       33.27     -15.13%      70.35
Jun-03       85.19%      25.00       20.57%       40.12      25.59%      88.35
Sep-03       32.00%      33.00       10.10%       44.17      10.99%      98.06
Dec-03      -19.70%      26.50       11.96%       49.45      21.64%     119.28
Mar-04       -9.43%      24.00       -0.70%       49.10       1.39%     120.93
Jun-04      -35.42%      15.50        2.97%       50.56      -1.83%     118.73
Sep-04       61.29%      25.00       -7.20%       46.92      -3.61%     114.44
Dec-04       -8.00%      23.00       14.69%       53.81       7.13%     122.60



NOTE:

*$100 invested on 1/1/2000 in company stock or on 1/1/2000 in comparison index including reinvestment of dividends. Fiscal year ending December 31.

The Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                                   PROPOSAL 2:
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors recommends the stockholders ratify the Board's appointment of Mintz & Partners, LLP as the Company's independent registered auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005. The firm has conducted the audit, for the Company for 2004, and is considered by management of the Corporation to be well qualified.

Representatives of Mintz & Partners are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised during the meeting.

The affirmative vote of a majority of the shares representing a quorum is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                                   PROPOSAL 3

PROPOSED AMENDMENT TO THE 2002 STOCK OPTION PLAN TO INCREASE FROM 1,000,000 TO 5,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

By unanimous consent of all Directors, the Board adopted, subject to stockholder approval, an amendment to the Company's 2002 Stock Option Plan. Stockholders are being asked to approve the amendment of the 2002 Stock Option Plan (the "Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 5,000,000 shares. There are currently no planned awards under the Plan. In November 2002, stockholders approved the adoption of the Plan, which reserved for issuance 1,000,000 shares of Common Stock.

The Plan is the successor to the Company's 2000 Nonqualified Stock Option Plan which was terminated upon approval of the Plan. Under the 2000 Plan, 10,000,000 shares of common stock $.001 par value were authorized and reserved for issuance in the form of incentive and non-qualified stock options.

The Plan is currently administered by the Board of Directors. The Plan provides for the granting of equity incentive awards to employees, directors and consultants in the form of incentive stock options, non-qualified stock options, and other performance-related or non-restricted stock awards. The selection of participants in the Plan, the determination of the award vehicles to be utilized and the number of stock options or shares subject to an award are determined by the Board (or Compensation Committee), in its sole discretion, within the approved allocation of shares. The Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board believes that the flexibility of the incentive award vehicles provided for by the Plan enhances the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

The Board or Compensation Committee subject to the provisions of the Plan designates participants, determines the terms and provisions of each award, interprets the provisions of the Plan and supervises the administration of the Plan. The Board or Committee may, in its sole discretion, delegate certain administrative responsibilities related to the Plan to Company employees or outside consultants, as appropriate. The exercise price of any ISO granted under the Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. Any nonqualified options granted under the Plan shall also not be less than fair market value of the stock as of the date of grant. The Board or Committee determines any service requirements and/or performance requirements pertaining to any stock awards under the Plan.

Employees, directors or consultants may be granted options that allow for the purchase of shares of Common Stock under the Plan. We have issued an aggregate of approximately 945,000 options under the Plan since inception and no options have been exercised to date. There are currently approximately 55,000 options remaining available for grant under the Plan.

We continue to look for ways to minimize our use of our cash while obtaining required services. If this proposal is approved, we may continue to issue option grants from the Plan in consideration for services.

The Board is of the opinion that the Plan helps the Company compete for, motivate and retain high quality executives and other key employees and to align their interests with those of stockholders, and that it is in the best interest of the Company to amend the Plan as proposed. The Board believes that the amendment of the Plan, under which equity incentives may be granted, will provide the Company with adequate flexibility to ensure that the Company can continue to meet those goals and facilitate the Company's retention of its employee base. Consistent with the Company's compensation objectives, rewards under the Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock. Further, the amendment of the Plan will continue to make long-term incentives available to the executive officers and other key salaried employees of the Company who have the potential to direct and manage the business of the Company successfully in the future.

The Board has unanimously approved the amendment to the Plan and it will become effective upon approval by the stockholders of this Proposal. Below is a summary of the principal provisions of the Plan. The summary is not necessarily complete, and reference is made to the full text of the Plan.

ADMINISTRATION

The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

Subject to the provisions of the Plan, the Board of Directors shall have the full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

ELIGIBILITY.

Only employees, outside directors and consultants shall be eligible for the grant of options or the direct award or sale of shares. Only employees designated by an officer of the Company or a Committee shall be eligible for the grant of ISOs.

An individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries shall not be eligible for the grant of an ISO unless (i) the per share exercise price is at least one hundred ten percent (110%) of the fair market value of a share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

STOCK SUBJECT TO PLAN.

Shares offered under the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares that may be issued under the Plan (upon exercise of options or other rights to acquire shares) is currently 1,000,000 shares, and is subject to increase to 5,000,000 upon approval of this proposal by shareholders. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares to satisfy the requirements of the Plan.

ADDITIONAL SHARES.

In the event that any outstanding option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such option or other right shall again be available for the purposes of the Plan. In the event the shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

TERMS AND CONDITIONS OF AWARDS OR SALES.

Any right to acquire Shares under the Plan (other than an option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion but shall no be less than 100% of the Fair Market Value of a Share as of the date the Option is granted.

PAYMENT OF SHARES.

The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in the Plan.

TERM OF THE PLAN.

The Plan shall terminate automatically November 19, 2012 or on any earlier date pursuant to the terms of the Plan.

APPROVAL REQUIRED

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting on the Proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS OF THE 2002 STOCK OPTION PLAN TO INCREASE TO 5,000,000 SHARES, THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER. THERE ARE CURRENTLY NO PLANNED AWARDS UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                                   PROPOSAL 4

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK TO 125,000,000

By unanimous consent of all Directors, the Board adopted, subject to Stockholder approval, an amendment to the Company's Articles of Incorporation (the "Amendment") increasing the number of authorized shares of Common Stock from 100,000,000 to 125,000,000 shares. The Board is requesting stockholder approval of the Amendment.

DESCRIPTION OF THE PROPOSAL

In November 2001, the Company had requested and received shareholder approval for an increase in authorized shares of Common Stock from 50,000,000 to 100,000,000 shares. The Company's Amended Articles of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of May 5, 2005 the Company had 52,577,784 shares of Common Stock outstanding. In addition, as of that date, the Company had approximately (i) 4,511,667 shares of Common Stock reserved for issuance under its stock option and purchase plans. The exercise price of currently outstanding options granted to non-officer employees or consultants ranges from $0.17 to $ 0.66 per share; (ii) approximately 8,998,531 shares of Common Stock issuable upon exercise of various outstanding warrants having exercise prices ranging from $0.17 to $3.00 per share and (iii) 12,200,000 shares of Common Stock reserved for issuance upon conversion of the Company's outstanding Convertible Debentures. Of the Company's 100,000,000 shares of common stock currently authorized, 78,287,982 shares of Common Stock are either outstanding or reserved for future issuance under existing benefit plans or financing arrangements as of the record date, leaving the Company with 21,712,018 authorized shares for future issuance.

As discussed herein, the Company intends to increase the shares reserved under its 2002 Stock Option Plan, subject to shareholder approval, so as have up to 5,000,000 shares of Common Stock authorized under the 2002 Stock Option Plan.

While there are no current merger or acquisition plans, the Company does not believe that it has sufficient authorized shares available to consider such opportunities. Further, the Board believes that should the Company require additional authorized shares to meet requirements of future financings that may be necessary, they would not have to call a special meeting of the shareholders should the event not coincide with the timing of its annual general meeting.

The increase in authorized shares is intended to provide for the potential requirements outlined above.

The increase in the number of outstanding shares of Common Stock shall be accomplished by amending the first paragraph of Article IV of the Articles of Incorporation to state as follows:

            The aggregate number of shares that this corporation shall have authority to issue shall be One Hundred Twenty Five Million (125,000,000) common shares which shall have a par value of $.001 per share.

A copy of the proposed amendment is annexed hereto as Exhibit II.

The Board considers it both necessary and advisable to have additional authorized but unissued shares of Common Stock available to (i) allow the Company to act promptly with respect to future financings which may be necessary to sustain its operations; (ii) to allow issuances under the Company's employee benefit plans; (iii) to give the Company the ability to act in connection with possible future acquisition opportunities; and (iv) for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.

To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. The proposal to increase authorized shares for issuance is not submitted to shareholders as a result of or in response to any accumulation of stock or threatened takeover of the Company. Additionally, the Company does not at this time have any plans to implement any anti-takeover measures.

If this Amendment is approved, the Board intends to cause a certificate of amendment to the Articles of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of this Amendment, the Company will have approximately 46,712,018 shares of Common Stock authorized but unissued and unreserved.

APPROVAL REQUIRED

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 125,000,000. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                                   PROPOSAL 5

                                PREFERENCE SHARES

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CREATE A CLASS OF PREFERRED STOCK

By unanimous consent of all Directors, the Board adopted, subject to Stockholder approval, an amendment to the Company's Articles of Incorporation (the "Amendment") to authorize the formation of a class of preferred stock, $.001 par value (the "Preferred Stock"). A copy of the proposed amendment is annexed hereto as Exhibit II. The amendment would reserve up to 10,000,000 shares of preferred stock. The Board is requesting stockholder approval of the Amendment.

DESCRIPTION OF THE PROPOSAL

We are seeking shareholder approval to authorize the formation of a class of preferred stock, $.001 par value and to issue up to 10,000,000 share of preferred stock.

The Board of Directors is seeking authorization subject to limitations prescribed by law to create a class of preferred stock and to provide for the issuance, when and if applicable, of shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable State law of the State of Florida, to establish from time to time, the number of shares to be included in each such series and affix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the right to determine and designate any and all of the following:

o the number of shares constituting that series and distinctive designation of that series;

o the dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative right or priority, if any, of payment of dividends on shares of that series;

o whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

o whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

o whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, in the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

o whether that series shall have a sinking fund for the redemption or purchase of the shares of that series, and, if so, the term and amount of such sinking fund;

o the rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares in that series; and

o     any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividend shall be paid or declared set apart for payment on the Common Stock with respect to the same dividend.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

We do not have any present plans to issue any Preferred Stock and it is not possible to state the actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock and delaying or preventing a change in control of the Company without further action by the stockholders.

The Board considers it both necessary and advisable to have an authorized class of preferred stock available to (i) allow the Company to act promptly with respect to future financings which may be necessary to sustain its operations;
(ii) to give the Company the ability to act in connection with possible future acquisition opportunities; and (iii) for other corporate purposes approved by the Board. Having authorized preferred shares available for issuance would give the Company greater flexibility and allow shares of Preferred Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations.

APPROVAL REQUIRED

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A CLASS OF 10,000,000 PREFERRED SHARES.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2006 Annual Meeting of Stockholders no later than January 3, 2006 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2006 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting sent to Stockholders and referred to in this proxy.

VOTING PROCEDURE

Under Florida law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item.

The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB and Form 10-KSB/A for the Fiscal Year ended December 31, 2004 as filed with the Securities and Exchange Commission in addition to the Form 10-QSB's and Form 8-K reports as filed with the Commission.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ NITIN M. AMERSEY
                                                  NITIN M. AMERSEY
                                                  CHAIRMAN OF THE BOARD

Dated: May 24, 2005
       Concord, Ontario

PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, Inc.

         The undersigned appoints Nitin M. Amersey, David J. Johnson and Bengt
G. Odner each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Environmental Solutions Worldwide, Inc. held of record by the undersigned at the close of business on May 20, 2005 at the 2005 Annual Meeting of Shareholders of Environmental Solutions Worldwide, Inc. to be held on June 23, 2005 or at any adjournment thereof.


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.                       Please mark
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.         your votes
                                                                     like this:
                                                                        |X|





1. Election of Directors:                                                WITHOLD
    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY                  FOR        AUTHORITY
      INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
      THE NOMINEE'S NAME IN THE LIST BELOW)                 [ ]           [ ]

      Nitin M. Amersey
      David J. Johnson
      Bengt G. Odner
      Joey Schwartz
      Stan Kolaric




                                                FOR       AGAINST     ABSTAIN
2. Ratification of independent                  [ ]        [ ]         [ ]
   registered public accountants.

                                                FOR       AGAINST     ABSTAIN
3. Proposal to amend the                        [ ]        [ ]         [ ]
   2002 Stock Option Plan.

                                                FOR       AGAINST     ABSTAIN
4. Proposal to                                  [ ]        [ ]         [ ]
   amend  the Articles of
   Incorporation to increase
   the number of authorized
   shares of Common Stock

                                                FOR       AGAINST     ABSTAIN
5. Proposal to                                  [ ]        [ ]         [ ]
   amend  the Articles of
   Incorporation to authorize
   a class of Preferred Stock


6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


   COMPANY ID:
   PROXY NUMBER:
   ACCOUNT NUMBER:


SIGNATURE __________________  SIGNATURE ___________________  DATE _____________


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer, If a partnership, please sign in partnership name by authorized person.